UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2019

INDOOR HARVEST CORP

(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 W. Slaughter Lane #5078 Austin, Texas	78739
(Address of Principal Executive Offices)	(Zip Code)

978-822-0650

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on September 14, 2018, Indoor Harvest Corp (the “Company”) entered into an 8% Fixed Convertible Promissory Note (the “Note”) with Tangiers Global, LLC (the “Lender”), in the aggregate principal amount of up to $550,000, with an initial principal amount of $170,000, which included a $153,000 payment to the Company and a 10% original issue discount (“OID”) in the amount of $17,000. As previously disclosed, on December 13, 2018, the Company and the Lender entered into Amendment #1 to the Note with an principal amount of $171,050, which included a $155,000 payment to the Company and a 10% OID in the amount of $15,550.

On April 3, 2019, the Company and the Lender entered into Amendment #2 to the Note (“Amendment #2”). Amendment #2 is dated April 2, 2019, however, the funds were paid on April 3 and the document was fully executed on April 3. The Lender agreed, pursuant to Amendment #2, to make a payment to the Company in the principal amount of $110,000 ($100,000 in cash and $10,000 in OID) under the Note.

The foregoing description of Amendment #2 is only a summary of the material terms of Amendment #2, does not purport to be complete, and is qualified in its entirety by reference to Amendment #2, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment #2 dated April 2, 2019 to the $550,000 Promissory Note dated September 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP

Date: April 18, 2019	By:	/s/ Daniel Weadock
Daniel Weadock
Chief Executive Officer